Exhibit 10.3

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D, Amendment No. 2 to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: December 9, 2008

CAPITAL ALLY INVESTMENTS LIMITED

By:	/s/ Samuel Kong Kam Yu
Name:	Samuel Kong Kam Yu
Title:	Director

ARCH DIGITAL HOLDINGS LIMITED

By:	/s/ Clement Kwong
Name:	Clement Kwong
Title:	Director